Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation
Downingtown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-131954 and Forms S-8 No. 333-78913, No. 333-121145, No. 333-125999, No. 333-126610, No. 333-138214, and No. 333-183318 of DNB Financial Corporation of our report dated March 20, 2013, relating to the consolidated financial statements as of and for the year ended December 31, 2012, which appear in this Form 10-K.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
March 21, 2014